UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2006

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 18, 2006, the Compensation Committee of the Board of Directors of Catalina Marketing Corporation (the “Company”) approved long-term incentive awards for the Company’s executive officers and other eligible employees. The awards include performance-based restricted stock, service-based restricted stock and stock appreciation rights.

The performance-based restricted stock vests if the Company meets certain thresholds for a specified cumulative performance metric for the period from April 1, 2006 through December 31, 2008. The period of performance is based on the Company’s expectation of changing its fiscal year end date to December 31. Provided that a minimum of 80% of the performance metric is achieved by the Company, qualifying employees can earn 50% to 100% of the number of restricted shares granted to them based on the threshold met by the Company at the end of the required employee service period. In addition, the Company will issue additional shares to the employee recipients in an amount of up to 100% of the shares originally issued at the end of the required employee service period upon the achievement of performance by the Company in excess of targets specified in the cumulative performance metric. The service-based restricted stock vests upon completion of four years of service from the date of grant. The stock appreciation rights vest 25% per year over a four year period and are payable in stock.

The awards for certain executives including “Named Executive Officers” of the Company are presented in the following table:

Officer	Title	Performance Based Restricted Stock	Service Based Restricted Stock	Stock Appreciation Rights
L. Dick Buell	Chief Executive Officer	28,450	14,220	59,440
Tom Buehlmann	Executive Vice President	11,930	5,970	24,940
Rick Frier	Executive Vice President & Chief Financial Officer	10,510	5,250	21,950
Edward Kuehnle	Executive Vice President	12,010	6,000	25,090
Jay Parsons	Executive Vice President	9,190	4,600	19,200
Craig Scott	Executive Vice President	10,260	5,130	21,440

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

April 20, 2006	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal financial and accounting officer)